Exhibit 21.1

LIST OF SUBSIDIARIES

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Name of Subsidiary	State/County of Incorporation/Organization	Parent
Roadrunner Equipment Leasing, LLC	Delaware	Roadrunner Transportation Systems, Inc.
Roadrunner Transportation Services, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
Roadrunner Truckload Agent Investment, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
Prime Distribution Services, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
Group Transportation Services Holdings, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
International Transportation Holdings, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
Roadrunner Truckload, LLC	Delaware	Roadrunner Transportation Systems, Inc.
M. Bruenger & Co., Inc.	Delaware	Roadrunner Transportation Services, Inc.
Bullet Transportation Services, LLC	Delaware	Roadrunner Transportation Services, Inc.
Morgan Southern, Inc.	Delaware	Roadrunner Transportation Services, Inc.
Expedited Freight Systems, LLC	Delaware	Roadrunner Transportation Services, Inc.
R&M Transportation, LLC	Delaware	M. Bruenger & Co., Inc.
Sortino Transportation, LLC	Delaware	M. Bruenger & Co., Inc.
Roadrunner Intermodal Services, LLC	Delaware	Morgan Southern, Inc.
Central Cal Transportation, LLC	Delaware	Roadrunner Intermodal Services, LLC
Group Transportation Services, Inc.	Delaware	Group Transportation Services Holdings, Inc.
MESCA Freight Services, LLC	Delaware	Group Transportation Services Holdings, Inc.
Great Northern Transportation Services, LLC	Delaware	Group Transportation Services, Inc.
Alpha Freight Systems, LLC	Delaware	Group Transportation Services, Inc.
Capital Transportation Logistics, LLC	Delaware	Group Transportation Services, Inc.
CTL Brokerage, LLC	Delaware	Group Transportation Services, Inc.
World Transport Services, LLC	Delaware	MESCA Freight Services, LLC
Beech Hill Enterprises, LLC	Delaware	MESCA Freight Services, LLC
Midwest Transit, Inc.	Canada	International Transportation Holdings, Inc.
Sargent Trucking, LLC	Delaware	Roadrunner Truckload, LLC
B&J Transportation, LLC	Delaware	Roadrunner Truckload, LLC
Midwest Carriers, LLC	Delaware	Roadrunner Truckload, LLC
Smith Truck Brokers, LLC	Delaware	Roadrunner Truckload, LLC
Big Rock Transportation, LLC	Delaware	Roadrunner Truckload, LLC
G&J Carriers, LLC	Delaware	Roadrunner Truckload, LLC
D&E Transport, LLC	Delaware	Roadrunner Truckload, LLC
Consolidated Transportation World, LLC	Delaware	Roadrunner Truckload, LLC
CTW Transport, LLC	Delaware	Roadrunner Truckload, LLC
Direct Connection Transportation, LLC	Delaware	Roadrunner Truckload, LLC
A&A Express Holdings, LLC	Delaware	Roadrunner Truckload, LLC
The Meadowlark Group, LLC	Delaware	A&A Express Holdings, LLC
A&A Logistics, LLC	Delaware	A&A Express Holdings, LLC
A&A Express, LLC	Delaware	A&A Express Holdings, LLC
Adrian Carriers, LLC	Delaware	Group Transportation Services Holdings, Inc.

Wando Trucking, LLC	Delaware	Morgan Southern, Inc.
Marisol International, LLC	Delaware	Group Transportation Services Holdings, Inc.
GWP Logistics LLC	Delaware	Roadrunner Truckload, LLC
Rich Logistics Holdings, LLC	Delaware	Roadrunner Truckload Holdings, LLC
Rich Transport, LLC	Delaware	Rich Logistics Holdings, LLC
Everett Logistics, LLC	Delaware	Rich Logistics Holdings, LLC